EXHIBIT 4.2

State of Delaware
Office of Secretary of State

I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "BCT INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF FEBRUARY, A.D. 1994, AT 11:27 O'CLOCK A.M.

A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.

William t. Quillen, Secretary of State
Authentication: 7045456
Date:  03/03/94

                                                     State of Delaware
                                                     Secretary of State
                                                     Division of Corporations
                                                     Filed 11:27 a.m. 02/25/1994
                                                     944028554-911871

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK
OF
BCT INTERNATIONAL, INC.

BCT INTERNATIONAL, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with
Section 151 (g) of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

That, pursuant to authority conferred upon the Company's Board of Directors by the Certificate of Incorporation, as amended, of the Company, said Board of Directors, pursuant to action at a meeting duly noticed and held on February 17, 1994, a resolution providing for the authorization and issuance of the Company's Series B Convertible Preferred Stock, and that a copy of such resolution is as follows:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, as amended, a series of preferred stock of the Company be and it hereby is created, such series of preferred stock to be designated "Series B Convertible Preferred Stock", said series to consist of 2,500,000 shares of the par value of $1.00 per share, of which the preferences, voting powers and relative, participating, option and other special rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

1.   Designation and Number of Shares.  Shares of the series shall be designated
     --------------------------------
and known as the "Series B Convertible Preferred Stock" of the Company (the "Preferred Stock"). The Series B shall consist of 2,500,000 shares. Shares of the Series B which are retired, purchased or otherwise acquired by the Company shall be cancelled and shall revert to authorized but unissued preferred stock, undesignated as to series and subject to reissuance by the Company as shares of preferred stock of any one or more series.

2.   Dividends.
     ---------
     2A.  General Dividend Obligation.  The Company shall pay to the holders of
          ---------------------------
the Preferred Stock, when and as declared by the Company's Board of Directors out of the funds of the Company legally available for the payment of dividends under the General Corporation Law of the State of Delaware, a dividend at the times and in the amounts provided for in this paragraph 2.

     2B.  Calculation of Dividends.  Dividends on each share of Preferred Stock
          ------------------------
shall be calculated cumulatively on a quarterly basis from the date of the original issuance, whether or not such dividends shall have been declared and whether or not there shall be profits, surplus or other funds of the Company legally available for the payment of dividends.

     2C.  Payment of Dividends.  When, as and if declared by the Company's
          --------------------
Board of Directors, and subject to any restrictions now or hereafter existing in any agreement relating to any indebtedness of the Company, dividends shall be payable quarterly on the first day of each January, April, July and October (or the immediately preceding business day if such first day is a Saturday, Sunday or legal holiday), commencing July 1, 1994, at a per share rate of $.09 per year and $.0225 per quarter.

     2D.  Priority.  As long as any shares of Preferred Stock shall be
          --------
outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on the Common Stock of the Company or any other equity security of the Company other than the Company's Series A Convertible Preferred Stock consisting of 810,000 shares (the "Series A Stock") (the Common Stock and any other such equity security [excluding the Series A Stock] shall be referred to individually as a "Security" and collectively as the "Securities") nor shall shares of Common Stock or any other Security be purchased, redeemed, or otherwise acquired for value by the Company, unless all dividends on the Preferred Stock for all past quarterly dividend periods and for the then current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set apart therefor. The provisions of this paragraph 2D shall not, however, apply to a dividend payable in the Common Stock of the Company or any other Security or to acquisition of share of the Common Stock of the Company or any other Security in exchange for shares of any other Security.

3. Liquidation, Dissolution, etc. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled, before any distribution or payment is made upon any Securities, to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to the aggregate of the par value plus all accrued but unpaid dividends (the "Liquidation Value") of all shares of Preferred Stock outstanding, whereupon the holders of such shares shall not be entitled to any further payment. If, upon such liquidation, dissolution or winding up, the assets of the Company to be distributed among the holders of the shares of Preferred Stock shall be insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets of the Company to be distributed to such holders shall be distributed pro rata based upon the a ggregate Liquidation Value of such shares
            --------
held by each holder. Upon any such liquidation, dissolution or winding up after the holders of the Preferred Stock shall have been paid in full the amount to which they shall be entitled, the remaining assets of the Company may be distributed to the holders of Securities. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the payment and the place where the amounts distributable shall be payable, shall be mailed to the record holders of shares of Preferred Stock at the addresses for such record holders shown on the Company's stock transfer records by certified or registered mail, return receipt requested, not less than 60 days prior to the payment date stated in such written notice. Neither the consolidation or merger of the Company into or with any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of the provisions of this paragraph 3.

4.   Conversion.
     ----------

     4A.    Conversion Procedure.
            --------------------

     (i) For three years after the date of issuance, all or any of the issued and outstanding shares of Preferred Stock may be converted at the option of the holder thereof into the Company's common stock, $.04 par value (the "Common Stock"), at a ratio of 2.25 shares of Preferred Stock for each share of Common Stock (the "Conversion Ratio"). The number of shares of Common Stock into which the Preferred Stock may be converted (the "Conversion Stock") shall be subject to adjustment from time to time, in accordance with this paragraph 4, to prevent dilution of the conversion rights.

     (ii) The Company may require conversion of the Preferred Stock at the Conversion Ratio beginning six months after the date of issuance in the event that the closing bid price or last sale price of the Common Stock as reported by the NASDAQ Stock Market is at or above $3.50 per share for 20 consecutive trading days. In order to accomplish the foregoing involuntary conversion, the Company must send notice of same to the holders of the Preferred Stock at their addresses shown on the Company's stock transfer records by certified mail, return receipt requested, within five business days after the end of the above-described 20-day period. The Conversion Ratio, as well as the $3.50 per share trigger price (the "Trigger Price"), shall be subject to adjustment, in accordance with this paragraph 4, to prevent dilution of the conversion rights.

     (iii) The voluntary conversion described in clause (i) above shall be effected by the surrender of the certificate representing the Preferred Stock to be converted at the principal office of the Company (or such other office of the Company as the Company may designate by notice in writing to the holder of the shares) at any time during its usual business hours together with written notice by the holder of such shares stating that such holder desires to convert the shares, or a stated number of the shares, represented by such certificate or certificates, which notice shall also specify the name or names (with addresses) and denominations in which the certificate or certificates for Conversion Stock shall be issued and shall include instructions for delivery thereof. Such conversion shall be deemed to have been effected as if the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received, and at such time (the "Conversion Time") the rights of the holders of the Preferred Stock (or specified portion thereof) as such shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

     (iv) The involuntary conversion described in clause (ii) above shall be effective as of the close of business on the date of the mailing of the notice thereof to the holders (for purposes of such conversion, the "Conversion Time"). The holder shall have 10 business days following the date of receipt of the notice of conversion within which to specify and deliver to the Company a different name or names (with addresses) and/or denominations for the issuance of the Conversion Stock. In the event that the Company does not timely receive such specification, all of the Conversion Stock shall be issued in the name of the Preferred Stock holder. At the Conversion Time, the rights of the holders of the Preferred Stock as such shall cease and the person or persons in whose name or names any certificate or certificates of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

     (v) As soon as practicable after the Conversion Time (and in no event more than 30 days after the Conversion Time with respect to the certificate(s) specified in clauses (a) and (c) below, or more than 10 days after the Conversion Time with respect to the payment specified in clause (b) below), the Company shall deliver to the converting holder, or, with respect to the certificate(s) specified in clause (a) below, as specified by such converting holder:

       (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion;

       (b) payment of cash in lieu of any fractional share of Conversion Stock otherwise issuable by reason of such conversion as calculated pursuant to paragraph 4B(ii) below; and

       (c) a certificate representing any shares of Preferred Stock which shall have been represented by the certificate or certificates which shall have been delivered to the Company in connection with such conversion but which shall not have been converted.

     4B.    Additional Conversion Terms and Conditions.  The Company covenants
            ------------------------------------------
     and agrees that:

     (i) The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, or otherwise, solely for the purpose of issue upon the conversion of the shares of Preferred Stock as provided in this paragraph 4, such number of shares of Conversion Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Company covenants that all shares of Conversion Stock which shall be so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges. The Company will take all action which may be necessary to ensure that all such shares of Conversion Stock may be so issued without violation of any applicable law or regulation or any requirements of any domestic stock exchange (except for official notice of issuance which will be immediately transmitted by the Company upon issuance) upon which shares of Conversion Stock or other shares of the same class may be listed.

     (ii) The Company shall not be required to issue any fractions of shares of Common Stock upon conversions of Preferred Stock. If any interest in a fractional share of Common Stock would otherwise be deliverable upon the conversion of any Preferred Stock, the Company shall make adjustment for such fractional share interest by payment of an amount in cash equal to the same fraction of the market value of a full share of Common Stock of the Company. For such purpose, the market value of a share of Common Stock shall be the average of the bid and asked price of a share of Common Stock on the NASDAQ Stock Market on the day immediately preceding the date upon which such shares are surrendered for conversion. If the Common Stock shall not at the time be traded on the NASDAQ Stock Market, such market value of the Common Stock on any other securities exchange or in the open market, as determined by the Company, which determination shall be conclusive.

     (iii) In the event that the Company shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of share of Common Stock issuable upon conversion of the Preferred Stock shall be proportionately increased (and the Trigger Price decreased) in the case of subdivision or decreased (and the Trigger Price increased) in the case of a combination effective in either case at the close of business on the date when such subdivision or combination shall become effective.

     (iv) In the event that the Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Preferred Stock may thereafter receive in lieu of the Common Stock otherwise issuable to him upon conversion of his Preferred Stock, but at the Conversion Ratio stated in this paragraph 4, the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock of the Company.

     (v) In the event that the Company shall at all time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock shall be proportionately increased (and the Trigger Price decreased), effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

     (vi) The foregoing adjustments shall be made successively if more than one event listed in subparagraphs (iii), (iv) and (v) shall occur.

     (vii) The issuance of certificates for shares of Common Stock upon conversion of the Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Company that such tax has been paid or is not due and payable.

5.   Redemption.  Three years after the date of issuance thereof, to the extent
     ----------
that it has not been previously converted and to the extent that it has not been previously converted and to the extent that funds are legally available therefor, the Preferred Stock shall be redeemed by the Company at a price of $1.00 per share, together with all accrued but unpaid dividends, payable to the holder at his address listed on the Company's stock transfer books. Effective at the end of such three-year period, the Preferred Stock shall be cancelled and the Company's sole obligation to the holder shall be to pay such redemption price, together with all accrued but unpaid dividends, out of the funds legally available therefor.

6.   Voting Rights.  The Preferred Stock shall have no voting rights, except
     -------------
that so long as any shares of Preferred Stock are outstanding, the consent of the holders of at least a majority (or any greater amount then required by law) of the shares of such stock at the time outstanding, given in person or by proxy either in writing or by a vote at a meeting of the holders of the Preferred Stock called for the purpose, shall be necessary for authorizing or effecting the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or By-Laws of the Company as amended to date and presently in effect, or of this resolution, so as to affect adversely the preferences, priority, rights, powers or privileges of the Preferred Stock as such or the holders thereof as such.

7.   Registration Rights.  The registration rights set forth in this paragraph 7
     -------------------
are granted in consideration of the holder's acceptance of the Preferred Stock and of the terms and conditions defining and limiting such rights as set forth in this paragraph 7. By accepting the Preferred Stock, the holder accepts such terms and conditions and agrees to be bound thereby.

If at any time or times after the date hereof the Company shall determine to register (including pursuant to a demand of any other stockholder or security holder of the Company exercising registration rights) any of its Common Stock under the Securities Act of 1933, as amended (the "Act"), other than on Forms S-8 or S-4 or their then respective equivalents, the company will promptly give written notice thereof to the then holders of the Preferred Stock and the last registered holders of Preferred Stock which has been converted and will use its best efforts to effect the registration under the Act, pursuant to the contemplated registration statement, of the Common Stock underlying the Preferred Stock and the Class B warrants (the "Warrants") issued together therewith (the "Underlying Stock") which such holders (collectively the "Selling Holders") may request in writing delivered to the Company within 15 days after the notice given by the Company if such Selling Holders in such request to the Company shall have requested the registration of at least 20% of the Underlying Stock; provided, however, that in the case of the registration of Common Stock by the Company pursuant to an underwritten public offering, the Company shall not be required to register Underlying Stock which the principal underwriter of any such underwritten offering shall refuse in writing to include in such offering on the grounds that such inclusion would materially affect the offering. If some but not all of the Underlying Stock requested to be registered is not included in any such registration by reason of any such refusal by the underwriter, all Selling Holders who have requested participation in the offering may participate in the offering on a pro rata basis in proportion to the amount of Underlying Stock as to which they have in each instance requested participation. All expenses of registration and offering, except the fees of special counsel to any Selling Holder, shall be borne by the Company, except that each such Selling Holder shall bear all underwriting commissions and expenses of the underwriter attributable to his or its Underlying Stock being registered.

Notwithstanding the foregoing, the Company's above-described obligation to register the Underlying Stock shall be limited to the first two public offerings of Common Stock by the Company after the date hereof in which at least 50% of the Underlying Stock requested to be registered is in fact registered or with respect to which less than 20% of the Underlying Stock is timely requested to be registered.

Notwithstanding the foregoing, in the event that either (1) the Company requires conversion of the Preferred

Stock pursuant to paragraph 4A(ii) hereof or (2) within six months after the date of issuance or as of no less than one year after the date of issuance, holders of at least 50% of the Preferred Stock have voluntarily converted such stock pursuant to paragraph 4A(i) hereof, then upon a written request delivered to the Company by the Selling Holders, the Company shall use its best efforts to effect the registration under the Act of the Underlying Stock requested to be registered provided that the Selling Holders in such request shall have requested the registration of at least 50% of the Underlying Stock. All expenses of registration and offering, except the fees of special counsel to any Selling Holder, shall be borne by the Company, except that each such Selling Holder shall bear all underwriting commissions and expenses of the underwriter attributable to his or its Underlying Stock being registered.

Notwithstanding the foregoing, the Company shall not be required to effect a registration under this paragraph 7 to the extent that, in the unqualified opinion of counsel for the Company, the selling Holders may then sell the Underlying Stock as to which they had requested registration under the provisions of the Act without registration under the Act.

Whenever the Company is required hereunder to register Underlying Stock, it agrees that it shall also do the following:

     A. Prepare for filing and file with the Securities and Exchange Commission such amendments and supplements to said registration statement and the prospectuses used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Act with respect to the sale of securities covered by said registration statement for the period necessary (but in no event more than nine months) to complete the proposed public offering;

     B. Promptly furnish to each Selling Holder such copies of preliminary and final prospectuses and such other documents as said holder may reasonably request to facilitate the public offering of his Underlying Stock, and notify each Selling Holder if such prospectuses become inaccurate in any material respect and furnish updated or corrected prospectuses as soon as possible thereafter;

     C. Use its best efforts to register or qualify the Underlying Stock covered by said registration statement under the securities or "blue sky" laws of such jurisdictions as any Selling Holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not now so qualified or take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not now so subject;

     D.   Promptly furnish to each Selling Holder copies of

          (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and

          (ii) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants,

covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in an underwritten public offering of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

     E. Permit each Selling Holder or his counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them; and

     F. Promptly furnish to each Selling Holder a copy of all appropriate material documents filed with and correspondence from or to the Securities and Exchange Commission in connection with the offering of the holder's securities.

Incident to any registration statement hereunder, the Company will indemnify and hold harmless each underwriter, each Selling Holder and each controlling person thereof against all claims, losses, damages and liabilities, joint or several, including legal and other expenses incurred in investigating or defending against the same, arising out of any untrue statement of a material fact contained therein or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by the Company of the Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration, except insofar as the same may have been caused in writing to the Company by such holder expressly for use therein. Promptly, and in any event within 20 days, after receipt by any Selling Holder or any underwriter or any person controlling any of them of written notice of the assertion or commencement of any action in respect of which indemnity may be sought against the Company, such Selling Holder, underwriter or controlling person, as the case may be, will notify the Company in writing of such assertion or commencement, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Selling Holder or such underwriter or such controlling person, as the case may be) and the payment of all costs and expenses related thereto, insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Such Selling Holder or any underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, provided that the Company shall have the right to control any such litigation, but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any person for any settlement of any such action effected without the Company's consent.

With respect to any untrue statement or omission in the information furnished in writing to the Company by any Selling Holder expressly for use in any registration statement referred to herein, such holder will indemnify the Company and the underwriters, their respective directors and officers, the other Selling Holders, and each person controlling any of them against all claims, losses, damages and liabilities, including legal and other expenses incurred in investigating or defending the same, to which any of them may become subject. Promptly, and in any event within 20 days, after receipt of written notice of the assertion or commencement of any action in respect of which indemnity may be sought against such Selling Holder, the Company will notify such holder in writing of such assertion or commencement, and such holder shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such holder. The company and each such other Selling Holder, underwriter, director, officer or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, provided that the indemnifying Selling Holder shall have the right to control any such litigation, but the fees and expenses of such counsel shall not be at the expense of such Selling Holder unless employment of such counsel has been specifically authorized by such holder. Such Selling Holder shall not be liable to indemnify any person for any settlement of any such action effected without such holder's consent.

The holder of each certificate for Preferred Stock and any of its respective transferees may transfer the registration rights granted under this paragraph 7 to any person, provided that the Company is given written notice by the holder
               --------
at the time of such transfer stating the name and address of the transferee and identifying the Underlying Stock with respect to which the rights are being transferred and, provided further that the transferee agrees in writing to be
                 ----------------
bound by all the terms and conditions of this paragraph 7.

At any time the Company is requested to include Underlying Stock of any holder in a registration statement pursuant to this paragraph 7, such holder shall promptly provide to the Company such information relating to such holder or his Underlying Stock as the Company shall reasonably request for use in or in the preparation of such registration statement.

8.   Governing Law.  This certificate shall be governed by and construed in
     -------------
accordance with the laws of the State of Delaware.



Dated:  February 24, 1994
                                                      BCT INTERNATIONAL,INC.


                                                      By:   Peter Gaughn
                                                         --------------------
                                                            Vice President
Attest:  Laura Sennett
       --------------------------
         Assistant Secretary